                         AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER dated this 1st day of April 1996 by and among Steven Madden, Ltd., a New York corporation ("SML"), Diva Acquisition Corp., a Delaware corporation (the "Purchaser"), Nadine Levenson, and Yves Levenson (collectively, the "Sellers"), and Diva International, Inc., a New York corporation (the "Company").

                             W I T N E S S E T H:


      WHEREAS, the authorized capital stock of the Company consists of 200 shares of common stock, of which 100 shares are currently issued and outstanding (the "Diva Shares"); and

      WHEREAS, the Sellers own in the aggregate all of the Diva Shares; and

      WHEREAS, the respective Board of Directors of the Purchaser and the Company have determined that it is in the best interests of their respective stockholders for the Company to merge with and into the Purchaser (the "Merger"); and

      WHEREAS, in furtherance of the foregoing, the parties hereto desire to effect the Merger, on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER


            1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law the ("DGCL"), the Company shall be merged with and into the Purchaser (the "Merger") as soon as practicable following satisfaction of the conditions set forth in
Article III hereof. Following the Merger, the Purchaser shall continue as the surviving corporation (the "Surviving Corporation") under the name " David Aaron, Ltd." and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of the Company shall cease.

            1.2 EFFECTIVE TIME. The Merger shall be consummated by filing with the Secretary of State of the States of New York and Delaware a certificate of merger or certificate of ownership and merger, in such form as is required by, and executed in accordance with, the relevant provisions of the NYBCL and the DGCL (the effective time of the merger in the State of Delaware being hereinafter referred to as the "Effective Time").

            1.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and By-laws of the Purchaser shall be the Certificate of Incorporation and By-laws of the Surviving Corporation.

            1.4 DIRECTORS AND OFFICERS. The directors and officers of the Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, except that (i) the Sellers shall be officers of the Surviving Corporation in accordance with the terms of the employment agreements between the Sellers and the Purchaser, a form of which are attached hereto as Exhibit A (the "Employment Agreements"), and (ii) SML agrees to elect two (2) individuals identified by the Sellers to the Board of Directors of the Purchaser immediately following the Effective Time, such Board of Directors to be comprised of a total of 5 directors.

            1.5 CONVERSION OF COMMON STOCK OF THE COMPANY. All of the Diva Shares immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive an aggregate of (a) $875,000 in immediately available funds (the "Initial Payment Amount") and (b) $1,400,000 (the "Subsequent Payment Amount") on the first anniversary (the "Subsequent Payment Date") of the date of closing (the "Closing Date"). The Initial Payment Amount and the Subsequent Payment Amount shall be collectively referred to as the Purchase Price. On the Subsequent Payment Date, the Purchaser may pay the Subsequent Payment Amount (i) in cash, or (ii) by delivering a 186,667 shares of Common Stock of SML (the "SML Shares"). SML will use its best efforts to have sufficient shares authorized in the event the Purchaser elects to deliver the SML Shares in satisfaction of its obligations hereunder.

            1.6 EXCHANGE OF SHARES. Upon surrender to Purchaser of a certificate representing the Diva Shares (the "Certificates"), duly executed and completed in accordance with instructions from Purchaser, the holder of such Certificate shall be issued in exchange therefor a percentage of the Initial Payment Amount and the Subsequent Payment Amount equal to such holder's percentage ownership of the Diva Shares. No fractional shares or cash payment in lieu thereof shall be paid by Purchaser in connection with the Merger.

            1.7 PURCHASE PRICE ADJUSTMENTS. (a) As soon as practicable, but in no event later than thirty (30) days following the Closing, the Sellers shall deliver (at their expense) to the Surviving Corporation balance sheets for each of the Company and Design Studio dated as of the

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Closing Date prepared by Seller's accounting firm reasonably satisfactory to
Purchaser (the "Closing Date Balance Sheets"). The Closing Date Balance Sheets shall accurately reflect the assets, liabilities and stockholders equity of the Company and Design Studio as of the Closing Date and shall be prepared by Seller's accountants in accordance with past practice and in conformity with generally accepted accounting principals, except that (i) accounts receivable as reflected on the Closing Date Balance Sheet shall not include any receivables which were acquired more than 150 days prior to the Closing Date; and (ii) inventory as reflected on the Closing Date Balance Sheet shall not include any inventory which was purchased more than 180 days prior to Closing Date. The Closing Date Balance Sheets shall be reasonably acceptable to the Purchaser and its independent auditors. In the event of any dispute between the Sellers and the Purchaser with respect to the Closing Date Balance Sheet, the parties shall hire a third party independent auditor, whose fees and expenses shall be borne equally by the Sellers and the Purchaser. If the amount of the combined net assets of the Company and Design Studio (total assets minus total liabilites) as reflected on the Closing Date Balance Sheets (the "Net Asset Amount") is less than $515,000, then the Initial Payment Amount shall be reduced by an amount (the "Initial Adjustment Amount") equal to $515,000 minus the Net Asset Amount. Purchaser may set-off the Initial Adjustment Amount against the Subsequent Payment Amount due to Sellers and/or the amounts due to Sellers under the Employment Agreements.

      (b) In addition, within one hundred five (105) days following the Closing, the Purchaser shall determine the total amount collected by the Purchaser from the accounts receivable of the Company as of the Closing Date. The Purchase Price shall be adjusted by (i) increasing the Subsequent Payment Amount by the amount of accounts receivables actually collected by the Purchaser during the ninety (90) day period following the Closing which were as of the Closing 150 or more days past due and (ii) decreasing the Subsequent Payment Amount by the amount of accounts receivable which were as of the Closing less than 150 days past due and were uncollected by the Purchaser during the ninety (90) day period following the Closing. The amounts calculated in accordance with the terms of
(i) and (ii) contained in the preceding sentence, shall be netted against each and should the result be greater than $10,000, the Subsequent Payment Amount shall be decreased the amount by which (ii) exceeds (i), or the Subsequent Payment Amount shall be increased the amount by (i) exceeds (ii).

            1.8 REGISTRATION RIGHTS. At the Closing, the Sellers shall be provided with certain rights to have the SML Shares registered with the Securities and Exchange Commission for sale to the public pursuant to an agreement among SML and the Sellers, a copy of which is attached hereto as Exhibit A (the "Registration Rights Agreement").

            1.9 ESCROW OF SML SHARES. Upon the issuance of the SML Shares, if any, the Purchaser shall deposit with Bernstein & Wasserman, LLP, as escrow agent (the "Escrow Agent"), one-half (1/2) of the SML Shares as security for Sellers performance of their obligations under Article V of this Agreement. The SML Shares shall be held for a period of not more than eighteen (18) months following the Closing Date pursuant to an escrow agreement among the Escrow Agent, the Sellers and the Purchaser dated as of the Closing Date , a copy of which is attached hereto as Exhibit B (the "Escrow Agreement").

            1.10 COVENANT OF SML. SML covenants that any SML Shares issued to the Sellers hereunder shall be duly authorized, fully paid and non-assessable shares of SML and will not be subject to preemptive or similar rights.

            1.11 GUARANTEE OF SML. SML guarantees the performance of all of obligations of the Purchaser hereunder, including but not limited to, the payment of the Subsequent Payment Amount or delivery of the SML Shares.

                                  ARTICLE II

                                    CLOSING

            2.1 Closing and Closing Date. (a) The closing (the "Closing") shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022 on the Closing Date, or at such other place, date or time as the parties may agree in writing. The parties agree that, at or before the Closing, they shall perform all such acts and execute and deliver all such documents as may be required to consummate the transactions contemplated hereby.

      (b) At the Closing, (i) the Purchaser shall deliver the Cash Portion to the Sellers and (ii) the Sellers shall deliver the Diva Shares, duly endorsed in blank, to the Purchaser.

      (c) At the Closing, the appropriate parties hereto shall execute and deliver or cause to be executed and delivered, all documents and instruments necessary to consummate the transactions contemplated hereby, including, without limitation:

               (i) the Employment Agreements between the Purchaser and the Sellers, David Levenson and David Siskin, respectively;

              (ii)  the Registration Rights Agreement; and

             (iii) stock purchase agreement with respect to the acquisition by Purchaser or an affiliate thereof all of the outstanding shares of capital stock of Design Studio, S.L., a Spanish corporation (the "Stock Purchase Agreement").

      2.2   ADDITIONAL ACTIONS TO BE TAKEN ON THE CLOSING DATE.

      (a) CLOSING CERTIFICATE OF SELLERS AND THE COMPANY. The Sellers and the Company shall have delivered to the Purchaser a certificate signed by the Sellers and the Chief Executive Officer of the Company, as requested by the Purchaser, dated the Closing Date, stating (i) that no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, performance or properties of the Company since December 31, 1995 and

(ii) all of the representations, warranties and covenants of each of the Sellers and the Company contained in this Agreement are true, complete and correct as of the Closing Date.

      (b) CLOSING CERTIFICATE OF PURCHASER. The Purchaser shall have delivered to the Seller and the Company a certificate signed by the Chief Executive Officer of the Purchaser, as requested by the Seller and the Company, dated the Closing Date, stating (i) that no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, performance or properties of the Purchaser since September 30, 1995, and (ii) all of the representations, warranties and covenants of the Purchaser contained in this Agreement are true, complete and correct as of the Closing Date.

      (c) LEGAL OPINION. The Purchaser shall have received the legal opinions of legal counsel to the Sellers and the Company in form and substance satisfactory to the Purchaser.

      (d) SHAREHOLDER CONSENTS. The Purchaser shall have received a consent to the transactions contemplated by this agreement signed by all of the shareholders of the Company. The Sellers shall have received a consent to the transactions contemplated by this agreement signed by the sole shareholder of the Purchaser.

      (e) MINUTE AND STOCK TRANSFER BOOKS. The Company shall deliver to the Purchaser all corporate minute and stock transfer books, bank books, financial and bank records, bookkeeping and accounting records, copies of all federal, state and local tax returns and amendments thereto, and all other books and records of the Company, certified by the Secretary of the Company to be true, correct and complete as of the Closing Date.

      (f) CERTIFICATE OF INCORPORATION; GOOD STANDING. The Company shall deliver to the Purchaser a copy of the Certificate of Incorporation of the Company and a Certificate of Good Standing each certified by the Secretary of State of the State of New York as of a date not more than five (5) days prior to the Closing Date.

      (g) OTHER DOCUMENTS. The Company shall deliver to the Purchaser such other documents as shall reasonably be requested by the Purchaser in order effectively to carry out the transactions contemplated by this Agreement, duly executed by the Company.


                                 ARTICLE III


                             CONDITIONS TO CLOSING

            3.1 OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to close shall be subject to the satisfaction of all of the following terms and conditions on or prior to the Closing Date:

            (a) The Purchaser shall have received the resolution of the Board of Directors of the Company certified by the Secretary thereof dated as of the date of the Closing, authorizing such party to enter into this Agreement and to effect all of the transactions contemplated hereby;

            (b) The Purchser shall have received a long-form Certificate of Good Standing dated within five (5) business days prior to the date of Closing from the Secretary of State of the State of New York certifying that the Company is in good standing in such State.

            (c) All representations and warranties made in this Agreement by the Sellers and the Company shall be true as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, neither the Sellers nor the Company shall have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

            (d) There shall have been no material adverse change in the business, operations condition (financial and otherwise) or prospects of the Company prior to the Closing Date.

            (e) The Company and the Sellers shall have furnished Purchaser with opinion of counsel for the Company and the Sellers in form and substance reasonably satisfactory to Purchaser.

      3.2 OBLIGATIONS OF THE SELLERS. The Seller's obligation to close shall be subject to the satisfaction of all of the following terms and conditions on or prior to the Closing Date:

            (a) All representations and warranties made in this Agreement by the Purchser and SML shall be true as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, neither the Purchaser nor SML shall have not violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

            (b) There shall have been no material adverse change in the business, operations, condition (financial and otherwise) or prospects of the Company prior to the Closing Date.


            (c) The Seller shall have received the resolutions of the Board of Directors of the Purchaser and SML certified by the respective Secretary thereof dated as of the date of the Closing, authorizing such parties to enter into this Agreement and to effect all of the transactions contemplated hereby.

            (d) The Seller shall have received a long-form Certificate of Good Standing dated within five (5) business days prior to the date of Closing from the Secretary of State of the State of Delaware certifying that the Purchaser is in good standing in such State.

      3.3 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger are subject to the satisfaction or waiver, if permissible, at or prior to the Effective Time, of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the NYBCL and the Purchaser in accordance with the DGCL; and

                  (b) no statute, rule, regulation, order, decree, ruling or injunction shall have been promulgated, enacted, or issued by any court or governmental authority of competent jurisdiction which is in effect and has the effect of prohibiting or restraining the consummation of the Merger.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS. Each of the Company and the Sellers jointly and severally represent and warrant to the Purchaser and SML as follows:

            (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate its properties and assets as are presently owned, leased and operated, and carry on its business as it is now presently conducted and is proposed to be conducted. The Company is duly qualified to do business in each jurisdiction in which the nature of its business or properties make such qualification necessary or desirable, except to the extent where the failure to do so would not have a material adverse effect on the business or affairs of any one of the Company.

            (b) CAPITALIZATION; SUBSIDIARIES AND AFFILIATES. For each of the Company and its subsidiaries, if any, the name, par value, number of authorized shares and number of issued and outstanding shares of each class of its capital stock is set forth on Schedule 4.1(b). All of the issued and outstanding shares of each of the Company and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable. All of the Diva Shares are owned beneficially and of record by the Shareholders as set forth on Schedule 4.1(b) free and clear of any liens or encumbrances. There are no securities outstanding which are exchangeable or exercisable for, or convertible into shares of capital stock of the Company. Except as set forth on Schedule 4.1(b), each of the Company has no subsidiaries nor does any affiliate thereof own any equity interest in any other corporation, partnership, joint venture or other entity. As used herein, the term "affiliate" shall have the same meaning as ascribed to it in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

            (c) DUE AUTHORIZATION. The Company has the full legal right, capacity, authority and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement, and any other agreement or instrument contemplated or required hereunder or thereunder. Each of the Board of Directors and all of the stockholders of the Company has approved of the entering into of this Agreement, and the transactions herein and therein contemplated. Assuming the due authorization, execution and delivery by the other parties to this Agreement, this Agreement and all other agreements and instruments when duly executed and delivered by each of the Company and the Sellers, shall constitute a valid and binding obligation of the Company and the Sellers enforceable against them in accordance with its and their terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (d) NO CONFLICT. Except as set forth on Schedule 4.1(d), neither the execution or delivery of this Agreement, nor the performance by the Company of the transactions contemplated herein or therein shall:

      (i) violate or conflict with any of the provisions of the Certificate of Incorporation or By-laws or other organization documents of the Company;

      (ii) violate, conflict, result in acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon the assets or any of the properties or assets of the Company or constitute a default (or give rise to an event which might, with the passage of time or the giving of notice or other rise, constitute a default) under, any mortgage, indenture, deed of trust, lease, contract, agreement, loan or credit arrangement or agreement, license or other instrument or any order, judgment, regulation or ruling of any governmental or regulatory body to which the Company is a party or by which any of its property or Assets may be effected or is bound; and

      (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets.

            (e) FINANCIAL STATEMENTS; CLOSING DATE BALANCE SHEET. The Company has heretofore delivered to the Purchaser audited financial statements, which are accountants compilations, relating to the period ending December 31, 1995 (the "Financial Statements"). The

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Financial Statements fairly present the financial position and results of operations of the Company for the periods presented. The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") and shall not reflect any changes in the financial condition, results of operations, business, prospects, assets or liabilities of the Company from those reflected on the Financial Statements, except for (i) any such changes in the ordinary course, none of which, individually or in the aggregate, would have a material adverse effect on the Company or its prospects, and (ii) the Closing Date Adjustments.

            (f) LIABILITIES. Except as disclosed on Schedule 4.1(f), or as reflected on the Financial Statements delivered by the Company to the Purchaser, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively herein referred to as the "Liabilities"), that is not fully or accurately reflected or reserved against on the Financial Statements. Except as disclosed on Schedule 4.1(f), the Company does not have any Liability whether or not the kind required by generally accepted accounting principles to be set forth on financial statements, other than Liabilities incurred since December 31, 1995, in the ordinary course of business, none of which is a Liability resulting from a breach of contract, breach of warranty, tort or infringement claim.

            (g) OUTSTANDING CLAIMS. Except as set forth on Schedule 4.1(g), there are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which the Company, or any of its securities, assets, properties or businesses is bound. Except as set forth on Schedule 4.1(g), there are no actions, suits, claims, investigations, legal, administrative or arbitrational proceedings pending or, to the best of the Company's knowledge, threatened (whether or not the defense thereof or liabilities with respect thereof are covered by insurance) against or effecting the Company, or any of its assets or properties that, individually or in the aggregate, could, if determined adversely to the Company would have a material adverse effect on the Company or its business or to the best of any of the Company's knowledge, there are no facts which are likely to give rise to any action, suit, claim, investigation or legal, administration or arbitrational proceeding.

            (h) INTELLECTUAL PROPERTY. Schedule 4.1(h) set forth all patents, trademarks, service marks, tradenames, copyrights, logos and the like, and all applications for any of the foregoing, and all permits, grants and licenses, or other rights held or owned by or running to or from the Company or the Sellers relating to any of the foregoing that are necessary in connection with the business of the Company (collectively herein referred to "Intellectual Property"), correct and complete copies of which have heretofore been delivered or made available to the Purchaser and/or its counsel. Except as otherwise set forth on Schedule 4.1(h), the Company is the sole and exclusive owner of all rights to such Intellectual Property and no patent, invention, trademark, service mark or tradename under any person or entity infringes upon, or is infringed upon by, any of the Company's Intellectual Property and the Company has not received any notice of any claim of infringement of any other person or entity with respect to the Company's Intellectual Property or in the process of confidential information of the Company and the Company does not know of any basis for any such charge or claim after undergoing diligent investigation with respect thereto. Except for the Intellectual Property set forth on Schedule 4.1(h), no other tangible property or Intellectual Property rights are required for the Company to conduct its business in the ordinary course as it is currently contemplated. The Company's continued use of its Intellectual Property shall not infringe upon or violate the proprietary rights of any third party or entity and the Company has not received any notice or inquiry indicated or claiming the manufacture, sale or use of any product which incorporates the Intellectual Property infringes upon the patent or other intellectual or intangible property rights of any other third person or entity. No approval or consent of any person or entity is needed in connection with the Company's exploitation of its Intellectual Property and all such Intellectual Property shall continue to be in full force and effect following of the consummation of the transactions contemplated by this Agreement.

            (i) CONTRACTS AND AGREEMENTS. Schedule 4.1(i) sets forth all written contracts and other written agreements (and, to the best knowledge of the Company, any oral agreement) and arrangements to which either the Company is a party or by or to which the Company or any of its assets or properties is bound or subject (collectively, the "Material Agreements"). True and complete copies of all of the Material Agreements have been delivered to the Purchaser. Except as disclosed on Schedule 4.1(i), all of the Material Agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to: (x) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Company has satisfied in full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, is not in default under any of them, which default singly or with other such defaults could have a material adverse effect on the business or financial condition of the Company, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the best knowledge of the Company and the Sellers, no other party to any such contract or other agreement is in default thereunder, which default singly or with other such defaults could have a material adverse effect on the business or financial condition of the Company. Except as identified on Schedule 4.1(i), no approval or consent of any person is needed for all of the Material Agreements to continue to be in full force and effect following the consummation of the transactions contemplated by this Agreement.

            (j) EMPLOYEES. Except as set forth on Schedule 4.1(j), the Company is not a party to, and there does not otherwise exist, any agreements with any labor organization, collective bargaining or similar agreement with respect to employees of the Company. Schedule 4.1(j) sets forth the name and current annual salary, including any bonus, if applicable, of all present officers and employees of the Company whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $50,000. The Company is in compliance in all material respects with its obligations under all Federal, state, local and foreign statutes and ordinances, executive orders, regulations and common law governing its employment practices with respect to the Company. During the past three (3) years, the Company has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the best knowledge of the Company, threatened. To the best knowledge of the Company, there are no attempts being made to organize any employees presently employed by the Company.

            (k) ERISA; HEALTH BENEFIT PLANS. Except as set forth on Schedule 4.1(k), the Company does not sponsor, maintain or have any obligation to contribute to, or have any liability under, or is otherwise a party to any plan, fund, program, understanding, policy, arrangement, contract or commitment whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is the nature of any employee benefit plan of any type whatsoever, including but not limited to any such plan under the Employer Retirement Income Security Act of 1974, as amended. All health and health related employee benefits and other costs have been paid or adequately reserved for on the Financial Statements.

            (l) INSURANCE. Schedule 4.1(l) sets forth a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed applicable policy limits, setting forth the aggregate amount paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms in all material risks and liabilities to the extent and in respect of amount, types and risks insured, as are customary in the industries in which the Company operates. The Company is not in default with respect to any material provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims disclosed on Schedule 4.1(l), there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than forty-five (45) days or as to which the carrier has disclaimed liability.

            (m)   TAX MATTERS.  Except as disclosed on Schedule 4.1(m):

                  (i) all tax returns required to be filed with respect to the Company have been duly filed. All such tax returns were in all material respects true, complete and correct and filed on a timely basis. The Company (i) has paid all taxes that are due, or claimed or asserted by the IRS or any domestic or foreign taxing authority (each constituting a "Taxing Authority") to be due, from the Company for the periods covered by such tax returns or (ii) has duly and fully provided reserves adequate to pay all taxes in accordance with generally accepted accounting principles;

          (ii) The Company has complied in all material respects with all applicable laws relating to withholding of taxes (including withholding taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Service Code of 1986, as amended (the "Code") and similar provisions under any other applicable laws) and the payment thereof over to the Taxing Authorities, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental or regulatory authorities all amounts required;

         (iii) the income tax returns of the Company have not been audited or examined by any Taxing Authority (including the IRS) for any period for which the applicable statute of limitations period has not yet expired and no statute of limitations for any such period has been extended. There are no outstanding agreements, waiver or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes of the Company for any taxable period;

          (iv) prior to the execution of this Agreement, the Company has delivered to the Purchaser true and complete copies of each of (i) the most recent audit report by any Taxing Authority, including but not limited to the IRS, relating to any taxes of the Company and (ii) the tax returns with respect to any tax filed by or on behalf of the Company for any period which the applicable statute of limitations period has not yet expired;

         (v) to the knowledge of the Company, no assessment of tax is proposed against the Company or any of its respective assets and properties;

         (vi) no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to the Company or any of its respective assets or properties;

         (vii) no power of attorney currently in force has been granted by the Company concerning any tax matter; and

         (viii) all transactions that could give rise to an understatement of federal or state income Tax (within the meaning of Section 6662 of the Code and applicable provisions of state law) have been adequately disclosed on the tax returns filed by or on behalf of the Company.

            (n) REAL PROPERTY AND LEASES. The Company does not own real property in connection with the conduct of its business. Set forth hereto on Schedule 4.1(n) is a complete schedule of all leases constituting all of the leased real property used in the conduct of its business. All such leases are valid, subsisting and in full force and effect and in accordance with terms and no default has occurred and no condition or event exists which, after notice or lapse of time or both, will constitute a default or event of default under any such lease. All payments with respect to all leased property due or accrued have been paid by the Company.

            (o) INVENTORY, MATERIAL ASSETS AND LEASED PROPERTY. Schedule 4.1(o) sets forth all inventory, material assets and leased property (other than real property) of the Company as of December 31, 1995. All inventory and material assets are in good condition and can be used for their intended purpose or sold in the ordinary course of business at normal and customary gross profit margins. All leases for leased property are valid, subsisting and in full force and effect and in accordance with their terms and no default or event of default has occurred and no condition or event exists which, after notice or lapse of time or both, will constitute a default or event of default under any such lease. All payments with respect to leased property due or accrued have been paid by the Company.

            (p) NO PENDING TRANSACTIONS. Except for this Agreement, the Company is not a party to or bound by any agreement, negotiations, discussions, or undertaking with respect to the sale of any of its securities or all or a potion of any of its assets to any other person or entity.

            (q) ACCURACY OF INFORMATION. Neither this Agreement, nor any

Schedule or Exhibit, nor the Financial Statements to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. All statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby are true, correct and complete and contain no untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading.

            (r) COMPLIANCE WITH ALL LAWS. The Company has complied in all respects with all applicable federal, state, local and foreign laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting its business or assets, the failure to comply with which could have a material adverse effect on the business or the assets of the Company. None of the Company nor any of its representatives, agents, employees or affiliates has made or agreed to make any payment to any person which would be unlawful.

            (s) LICENSES AND PERMITS. Schedule 4.1(s) sets forth a list of the governmental permits, licenses, registrations and other governmental consents (federal, state, local and foreign) which the Company has obtained and which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing, and except as separately identified on
Schedule 4.1(s), shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement. The Company has not received any notice of any claim of revocation or has knowledge of any event which might give rise to such a claim.

            (t) ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of the Company represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes representing amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, are not subject to any written counterclaims, discounts or offsets and have been billed and are generally due within thirty (30) days after such billing. All such receivable are fully collectible in the amount and ordinary course of businesses. Schedule 4.1(t) sets forth all accounts receivables which have not been collected within 150 days of the date of invoice with respect thereto.

            (u) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.1(u):
(i) the Company is not in violation of, or delinquent in respect to, any environmental law existing on the date hereof, which violation or delinquency would have a material adverse effect on the business or financial condition of the Company, (ii) the Company has not received any written communication, whether from a governmental or regulatory body, citizens group, employee or otherwise, that alleges that the Company is not in full compliance with the environmental laws, and (iii) the Company has obtained all permits, licenses and other authorizations required under the environmental laws, the absence of which would have a material adverse effect on the Company or its financial condition, and Schedule 4.1(u) includes a list of all such permits, licenses and other authorizations. Except as set forth on Schedule 4.1(u), the Company has not received any written notice by any person alleging the Company has or may have liability, with respect to environmental matters either directly or indirectly, by contract or by operation of law. There are no present and have been no past release of any material of environmental concern that could form the basis of any claim of liability against the Company under environmental laws or the common law, which, if decided adversely to the Company, would have a material adverse effect in the business or financial condition of the Company.

            (v) NO BROKERS. The Company has conducted all negotiations relating to this Agreement and has carried on the transactions contemplated hereby without intervention of any person acting on behalf of the Company and such matter as to give rise to any valid claim against the Purchaser or SML for any brokers', investment banking, or finders' fee in connection with the execution of this Agreement or the transactions contemplated hereby. The Company agrees to indemnify and hold harmless the Purchaser and SML in connection with the foregoing.

            (w) TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 4.1(w), no affiliate of the Company has: (i) borrowed money from or loaned money to the Company which remains outstanding; (ii) any contractual or other claim, express or implied, of any kind whatsoever against or by any affiliate; (iii) any interest in any property or Assets used by any affiliate in their respective businesses; or (iv) engaged in any other transaction with any affiliate.

            (x) INVENTORY. All of the inventory of the Company and its subsidiaries, including, without limitation, finished goods, work-in-process, materials and parts and supplies reflected on the Financial Statements, and all inventory acquired since December 31, 1995 are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis. The value of all absolute materials and materials of below standard quality has been written down in accordance with generally accepted accounting principals. The Company is not under any material liability or obligation with respect to the turn of inventory or merchandise in possession of wholesalers, distributors, retailers or other customers. Schedule 4.1(x) sets forth all of the Company's inventory purchased more than 180 days prior to the date hereof.

            4.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. Upon the execution hereof, the Purchaser and SML represent and warrant to the Company and Sellers as follows:


            (a) Organization and Qualification. The Purchaser and SML are corporations validly existing and in good standing under the laws of the States of Delaware and New York, respectively, and each has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business of properties makes such qualification necessary. Purchaser is a wholly owned subsidiary of SML.

            (b) Validity and Execution of Agreement. The Purchaser and SML have the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The Board of Directors of each Company has approved the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Purchaser and SML and assuming the due authorization and execution by the other parties hereto, it constitutes the valid and binding obligation of the Purchaser and SML enforceable against them in accordance with its terms.

            (c) No Conflict. The execution and delivery of this Agreement will not (a) violate or conflict with any of the provisions of the Purchaser's or SML's Certificate of Incorporation or By-Laws or other organizational documents; or (b) violate or conflict with any provision of any domestic or foreign law, rule, regulation, order, judgment, decree or ruling of any court or federal, state, local or foreign governmental or regulatory body applicable to the Purchaser.

            4.3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Upon the execution hereof, the Sellers represent and warrant to the parties hereto as follows:

            (a) Authorization. Each of the Sellers warrant and represent that he/she has the full legal right, power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his/or obligations hereunder.

            (b) Binding Obligation. Assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and
(ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.


            (c) The Diva Shares. Each of the Sellers warrants and represents that he/she holds the Diva Shares free and clear of all liens, pledges, hypothecations, options, contracts and other encumbrances ("Encumbrances").

            4.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties, affirmative and negative covenants and agreements of the Company, the Purchaser and the Sellers, set forth herein shall survive the date hereof until the date upon which any liability to which any claim relating to any such representation or warranty, agreement or covenant is barred by all applicable statutes of limitations.

                                   ARTICLE V

                                INDEMNIFICATION

            5.1   INDEMNIFICATION.

                  (a) The Company and the Sellers agree to jointly and severally indemnify, defend and hold harmless SML and the Purchaser and their respective directors, officers, employees, and any affiliates of the foregoing, and their successors and assigns from and against any and all breaches, losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to, any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company and the Sellers contained in this Agreement or in any other document contemplated by this Agreement.

            (b) The Purchaser and SML agrees to jointly and severally indemnify, defend and hold harmless the Company and the Sellers and its directors, officers, employees, and any affiliates of the foregoing, and their successors and assigns from and against any and all Losses which, directly or indirectly, arise out of, result from or relate to any breach of any representation, warranty, covenant or agreement of SML or the Purchaser contained in this Agreement or in any other document contemplated by this Agreement.

            5.2 METHOD OF ASSERTING CLAIMS. The party making a claim under this
Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article V is referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article V shall be asserted and resolved as follows:

            (a)  In the event that any claim or demand for which an Indemnifying

            Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 5.2(b) hereof, collectively being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case. Whether or not such release is obtained, the person whose consent is required may reasonably withhold consent if the proposed settlement would have a material adverse effect on its business or properties.

            (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within twenty (20) days of receipt of the Claim Notice that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

            (c) So long as any right to indemnification exists pursuant to this
            Article V, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

            (d) Notwithstanding the foregoing, the Purchaser may reduce the Subsequent Payment Amount by the amounts owed to the Purchaser by the Sellers under this Article V.

                                  ARTICLE VI


                                 MISCELLANEOUS

                  6.1 POST-CLOSING FURTHER ASSURANCES. At any time and from time to time after the Closing at the request of any party hereto, the other parties shall, without further consideration, execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as such requesting party may reasonably deem necessary or desirable in order to effect the transactions herein contemplated.

                  6.2 NOTICES. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or permitted to be given hereunder shall only be in writing and shall only be effective if given by certified or registered mail, return receipt requested, or by U.S. express mail service, or by private overnight mail service (e.g., Federal Express). Any such notice shall be deemed to have been given (a) on the business day immediately subsequent to mailing if sent by U.S. express mail service or private overnight mail service, or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, all such notices to be sent to the following address (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 6.2):

            If to Steven Madden, Ltd. and the Purchaser to:

                  Steven Madden, President
                  Steven Madden, Ltd.
                  52-16 Barnett Avenue
                  Long Island City, NY  11104

            with copies simultaneously by like means to:

                  Bernstein & Wasserman, LLP
                  950 Third Avenue
                  New York, NY  10022

            If to the Company or the Sellers to:

                  Yves Levenson
                  1246 E. 24th Street
                  Brooklyn, NY 11210

                  Nadine Levenson
                  1385 York Avenue
                  New York, NY
            with copies simultaneously by like means to:

                  Edmonds & Beier, PC
                  475 Fifth Avenue
                  21st Floor
                  New York, NY 10017
                  Attn: Robert C. Edmonds, Esq.

            6.3 PUBLICITY. No press release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without the prior approval of SML, the Sellers and the Company, which approval shall not be unreasonably withheld or delayed.

            6.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

            6.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Not delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            6.6 GOVERNING LAW; JURISDICTION AND VENUE. Regardless of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's conflicts of laws provisions. All of the parties hereto irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

            6.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

            6.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate facsimile counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            6.9 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

            6.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            6.11 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion to other persons or circumstances, shall not be affected thereby and shall remain in full force and effect.

            6.12 TERMINATION. This Agreement may be terminated by delivering written notice thereof to the other parties to the Agreement if the Effective Time shall not have occurred on or before July 1, 1996; provided, however, that the right to terminate this Agreement will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date. In the event of the termination and abandonment of this Agreement, shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers, employees, agents or stockholders. Nothing herein shall relieve any party hereto of any liability for a breach of this Agreement.

            6.13 RIGHT OF FIRST REFUSAL. If at any time within three (3) years following the Effective Date, SML receives a bona fide offer (the "Offer") to purchase all of the outstanding shares of common stock of the Purchaser, SML shall notify the Sellers (the "Notice") in writing as to the Offer and provide them with the opportunity to purchase such shares at the same purchase price and on the same terms as contained in the Offer. In the event that the Sellers (i) do not notify SML in writing that they are exercising their rights under this
Section 6.13 within five (5) days following the date of the Notice, or (ii) do not deliver the appropriate purchase price within fifteen (15) days following the date of Notice, Sellers shall have conclusively waived their rights under this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ Nadine Levenson                     STEVEN MADDEN, LTD.
---------------------------------

Nadine Levenson

                                        By: /s/ Steven Madden
                                           ----------------------------------
                                                Name: Steven Madden
                                                Title: Chief Executive Officer
  /s/ Yves Levenson
----------------------------------
Yves Levenson

                                       DIVA ACQUISITION CORP.


                                       By:
                                          -----------------------------------
                                               Name:
                                               Title:

                                       DIVA INTERNATIONAL, INC.


                                       By:    /s/ Yves Levenson
                                          -----------------------------------
                                                Name: Yves Levenson
                                                Title: President